Exhibit 99.1

USCF Funds Trust

United States 3x Oil Fund

Monthly Account Statement

For the Month Ended October 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$1,447,157
Unrealized Gain (Loss) on Market Value of Futures	(5,097,520)
Dividend Income	1,934
Interest Income	10,041
Total Income (Loss)	$(3,638,388)

Expenses
Sponsor Management Fees	$8,857
Brokerage Commissions	4,271
Total Expenses	$13,128
Net Income (Loss)	$(3,651,516)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/18	$12,091,879
Net Income (Loss)	(3,651,516)

Net Asset Value End of Month	$8,440,363
Net Asset Value Per Share (150,040 Shares)	$56.25

To the Shareholders of United States 3x Oil Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States 3x Oil Fund

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596

USCF Funds Trust

United States 3x Short Oil Fund

Monthly Account Statement

For the Month Ended October 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(150,194)
Unrealized Gain (Loss) on Market Value of Futures	526,908
Dividend Income	174
Interest Income	1,024
ETF Transaction Fees	79
Total Income (Loss)	$377,991

Expenses
Sponsor Management Fees	$873
Brokerage Commissions	467
Total Expenses	$1,340
Net Income (Loss)	$376,651

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/18	$836,327
Additions (50,000 Shares)	198,040
Net Income (Loss)	376,651

Net Asset Value End of Month	$1,411,018
Net Asset Value Per Share (250,040 Shares)	$5.64

To the Shareholders of United States 3x Short Oil Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States 3x Short Oil Fund

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596

USCF Funds Trust

Monthly Account Statement

For the Month Ended October 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$1,296,963
Unrealized Gain (Loss) on Market Value of Futures	(4,570,612)
Dividend Income	2,108
Interest Income	11,065
ETF Transaction Fees	79
Total Income (Loss)	$(3,260,397)

Expenses
Sponsor Management Fees	$9,730
Brokerage Commissions	4,738
Total Expenses	$14,468
Net Income (Loss)	$(3,274,865)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/18	$12,928,206
Additions (50,000 Shares)	198,040
Net Income (Loss)	(3,274,865)

Net Asset Value End of Month	$9,851,381

To the Shareholders of USCF Funds Trust:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of USCF Funds Trust

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596